EXHIBIT 99.3
                                 PROXYMED, INC.
                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                        THREE MONTHS ENDED MARCH 31, 1997

                                                                                                       PRO FORMA
                                                                                                      ADJUSTMENTS
                                   PROXYMED, INC.  CLINICAL MICRO-    HAYES COMPUTER                ---------------  PRO FORMA
                                        (a)        SYSTEMS, INC.(b)   SYSTEMS, INC.(c)    TOTAL     #     DR. (CR.)   COMBINED
                                   -------------   ----------------   ----------------  ----------  ---------------  ----------
Net sales                               $430,166        255,124          1,725,426       2,410,716                   $2,410,716
                                   -------------   ------------       ------------      ----------                   ----------
Costs and expenses:
  Cost of sales                          218,208         77,283          1,159,750       1,455,241                    1,455,241
  Selling, general and admin-
    istrative expenses                 2,004,757        225,768            916,019       3,146,544  (1)      10,436   3,146,119
                                                                                                    (3)     (10,861)
                                   -------------   ------------       ------------      ----------                   ----------
                                       2,222,965        303,051          2,075,769       4,601,785                    4,601,360
                                   -------------   ------------       ------------      ----------                   ----------
    Operating income (loss)           (1,792,799)       (47,927)          (350,343)     (2,191,069)                  (2,190,644)

Other income (expense):
  Gain on sale of assets                       0              0                  0               0                            0
  Interest, net                          135,919           (154)           (42,021)         93,744  (2)      22,660      71,084
                                   -------------   ------------       ------------      ----------                   ----------

    Income (loss) before income
         tax benefit                  (1,656,880)       (48,081)          (392,364)     (2,097,325)                  (2,119,560)

Income tax benefit                             0              0            174,445         174,445  (4)     174,445           0
                                   -------------   ------------       ------------      ----------                   ----------

    Net income (loss)                 (1,656,880)       (48,081)          (217,919)     (1,922,880)                  (2,119,560)

Dividends on cumulative
  preferred stock                              0              0                  0               0                            0
                                   -------------   ------------       ------------      ----------                   ----------

    Net income (loss) applicable
         to common shareholders      ($1,656,880)       (48,081)          (217,919)     (1,922,880)                 ($2,119,560)
                                   =============   ============       ============      ==========                   ==========
Weighted average common
  shares outstanding                   9,546,610                                                                     10,060,611 (d)
                                   =============                                                                     ==========
Net income (loss) per share
  of common stock                         ($0.17)                                                                        ($0.21)
                                   =============                                                                     ==========

(1) To record amortization of goodwill related to the acquisition of Clinical MicroSystems, Inc.
(2) To record interest expense on debt issued for the acquisition of Clinical MicroSystems, Inc.
(3) To record reduction of depreciation expense upon allocation of purchase price to the non-current assets acquired in the acquisition of Hayes Computer Systems, Inc.
(4) To eliminate income tax benefit of Hayes Computer Systems, Inc. due to ProxyMed's net operating loss carryforwards.

(a) This column is derived from the unaudited consolidated financial statements of ProxyMed, Inc.
    and subsidiaries for the three months ended March 31, 1997.
(b) This column is derived from the unaudited financial statements of Clinical MicroSystems, Inc.
    for the period January 1, 1997 to its acquisition on March 14, 1997. The acquisition of Clinical
    MicroSystems, Inc. was reported under Form 8-K dated March 14,1997.
(c) This column is derived from the unaudited financial statements of Hayes Computer Systems, Inc.
    for the 3 months ended March 31, 1997, after considering the effects of adjustments made in the preparation of the audited financial statements for the 10 months ended January 31, 1997.
(d) Pro Forma weighted average shares includes 125,786 and 388,215 issued in the acquisitions of Clinical
    MicroSystems, Inc. and Hayes Computer Systems, Inc., respectively.

Note - Pursuant to Rule 11-02(b)(5), the pro forma income statement presented above excludes the non-recurring effect of the write-off of purchased in-process research and development costs which are directly attributable to the acquisition of Hayes Computer Systems, Inc. Such write-off, in the amount of $4,294,734 (based on amounts as of April 30, 1997, the date of the acquisition), will be charged to the operations of ProxyMed, Inc. in the second quarter ended June 30, 1997. The income tax benefit resulting from this write-off is estimated to be approximately $1,611,000. Based on the weight of available evidence, a valuation allowance in the amount of $1,611,000 will be recorded concurrently.